SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2004

DOMINO’S, INC.

(Exact name of Registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	333-107774 (Commission File Number)	38-3025165 (I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(Address of Principal Executive Offices) (Zip Code)

(734) 930-3030

Registrant’s Telephone number, including area code

Item 5.	Other Events.

On July 12, 2004, the parent company of Domino’s, Inc., Domino’s Pizza, Inc., announced its initial public offering of 24,221,929 shares of common stock, which priced at $14.00 per share. The common stock is listed on the New York Stock Exchange under the symbol “DPZ”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S, INC.

/s/ Harry J. Silverman
Name:	Harry J. Silverman
Title:	Chief Financial Officer

Date: July 12, 2004